UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO THE FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2006

CLEAN POWER TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-113606
(Commission File Number)

98-0413062
(IRS Employer Identification No.)

436-35th Avenue N.W., Calgary, Alberta, Canada T2K 0C1

(Address of principal executive offices and Zip Code)

(403) 277-2944

Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

2.01 (a) COMPLETION OF AGREEMENT AND PLAN OF MERGER

On July 21, 2006, Clean Power Technologies Inc. (the “Company”) reported the completion of all of the transactions under the Agreement and Plan of Merger dated May 22, 2006 among the Company, Clean Energy and Power Solutions, Inc. (“CEPS”), a Nevada corporation and wholly-owned subsidiary of the Company, Clean Power Technologies, Inc. (“CPTI”), a private Nevada corporation and the shareholders of CPTI as set out in the Agreement.

As a result of the closing of the Agreement and Plan of Merger on July 10, 2006, CPTI merged with and into CEPS with CEPS carrying on as the surviving corporation under the name “Clean Energy and Power Solutions Inc.”  Prior to the merger, CPTI held all of the issued and outstanding shares of common stock in the capital of Clean Power Technologies Limited (“CPTL”), a United Kingdom company.  Following the effective time of the merger, CPTL became a wholly-owned subsidiary of CEPS.

The Company was unable to file the financial information within the time requirements mandated by Item 310 of Regulation S-B.  The Company is now filing this amended Form 8-K for the purpose of filing such financial information.

9.01

FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial Statements

Audited consolidated financial statements of CEPS for the period from the date of inception, March 14, 2006 to July 31, 2006.

(b)  Pro-Forma Financial Statements

Unaudited pro forma financial information of the Company and CEPS as at May 31, 2006.

(d) Exhibits

Copies of the following documents are included as exhibits to this current report pursuant to Item 601 of Regulation S-B:

Exhibit Number	Description
3.3*	Amendment to Articles of Incorporation dated June 12, 2006
3.4*	Amendment to Articles of Incorporation dated June 13, 2006
10.1*	Agreement and Plan of Merger between the Company ,CEPS, CPTI and the shareholders of CPTI executed on May 22, 2006.
9.01**	Audited consolidated financial statements of CPES for the period from inception to July 31, 2006.
9.02**	Pro forma financial statements of the Company and CEPS as at May 31, 2006.

*Filed on Form 8-K filed with the SEC on July 21, 2006

**Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN POWER TECHNOLOGIES INC.

By:  /s/ Abdul Mitha

Name: Abdul Mitha

Title: President, Chief Executive Officer

Date: November 8, 2006

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